        As filed with the Securities and Exchange Commission on November 1, 2000


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 -------------

                                UGI CORPORATION
            (Exact name of registrant as specified in its charter)

             PENNSYLVANIA                                23-2668356
         (State or other jurisdiction                (I.R.S. Employer
       of incorporation or organization)            Identification No.)

                                --------------

                              460 NORTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406
         (Address, including zip code, of principal executive offices)

                                --------------

                    UGI HVAC Enterprises, Inc. Savings Plan
                       UGI Utilities, Inc. Savings Plan
                      AmeriGas Propane, Inc. Savings Plan
                   UGI Corporation 2000 Stock Incentive Plan
               UGI Corporation 2000 Directors' Stock Option Plan
                           (Full title of the plans)

                                 -------------

                           BRENDAN P. BOVAIRD, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                                UGI CORPORATION
                             460 NORTH GULPH ROAD
                          KING OF PRUSSIA, PA  19406
                                (610) 337-1000
(Name, address, and telephone number, including area code, of agent for service)

                                 -------------

                                  Copies to:

                             LINDA L. GRIGGS, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP
                              1800 M STREET, N.W.
                         WASHINGTON, D.C.  20036-5869
                                (202) 467-7245

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
  TITLE OF              AMOUNT TO BE          PROPOSED           PROPOSED            AMOUNT OF
 SECURITIES              REGISTERED/1/        MAXIMUM            MAXIMUM            REGISTRATION
    TO BE                                     OFFERING           AGGREGATE              FEE
 REGISTERED                                   PRICE PER          OFFERING
                                                SHARE            PRICE
--------------------------------------------------------------------------------------------------
Common stock,
without par value        1,600,000 shares      $21.78125/2/     $  34,850,000       $9,201.00

                            71,791 shares/3/   $   16.75/3/     $8,322,019.75/3/    $2,600.63/3/
--------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the plans. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee savings plans described herein.

(2) Calculated pursuant to Rule 457(c) and (h), based upon the average of the reported high and low sales prices for the common stock as reported on the New York Stock Exchange for October 27, 2000.

(3) Pursuant to Rule 429(b), this registration statement includes 71,791 shares of common stock that may be issued from time to time and that were previously registered on the registration statement on Form S-8 (No. 33-47319), originally filed on April 20, 1992. In connection with the 71,791 previously registered shares of common stock that are being carried forward on this registration statement, the registrant paid a fee of $2,600.63.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

                             ----------------------

  * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to
Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The following documents filed by UGI with the Commission under the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference into this Registration Statement:

         (a)  UGI's Annual Report on Form 10-K, as amended, filed pursuant to
Section 13(a) of the Exchange Act for the fiscal year ended September 30, 1999, as amended by Form 10-K/A dated June 28, 2000;

         (b) UGI's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999, March 31, 2000 and June 30, 2000;

         (c) The description of UGI's common stock contained in UGI's registration statement under the Exchange Act on Form 8-B, dated March 23, 1992, as amended by Amendment No. 1 to Form 8-B, dated April 10, 1992, and on Form 8-A, dated June 24, 1996, and any amendments or reports filed after the date hereof for the purpose of updating such description; and

         (d) All documents subsequently filed by UGI pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

          Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 1741 of the Pennsylvania Business Corporation Law of 1988 provides that a business corporation may indemnify directors and officers against any threatened, pending or completed action or proceeding, provided that the person in question acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 provides, however, that a business corporation may indemnify its directors and officers only against expenses (including attorneys' fees) if the action or proceeding is by or in the right of the corporation. In addition, Section 1742 states that indemnification shall not be made if the person has been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification for certain expenses. Section 1743 requires a corporation to indemnify its directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1713 of the Business Corporation Law permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of responsibility under a criminal statute.
Section 4.01 of UGI's Bylaws limits the liability of any director to the fullest extent permitted by Section 1713 of the Business Corporation Law.

     Section 1746 of the Business Corporation Law grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of UGI's Bylaws provides for indemnification of directors, officers and other agents to the extent otherwise permitted by Section 1741 of the Business Corporation Law and pursuant to the authority of Section 1746 of the Business Corporation Law.

     Article VII of UGI's Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of UGI, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of UGI, or at the request of UGI, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits. Section 1742 of the Business Corporation Law only authorizes indemnification of expenses incurred in defending a derivative action. Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under federal securities laws.

     Unlike the provisions of Business Corporation Law Sections 1741 and 1742,
Article VII does not require UGI to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the Business Corporation Law. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that otherwise would be required, and that right is enforceable against UGI as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require UGI to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require UGI to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.

     Section 7.04 of UGI's Bylaws authorizes UGI to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit or using any other means that may be available from time to time.

     Section 5.01(c) of UGI's Bylaws limits the personal liability of officers to UGI to the same extent that directors are relieved of such liabilities pursuant to Section 4.01 of the Bylaws, with the exception that the limitation of the liability of officers applies only to liabilities arising out of derivative claims by shareholders asserting a right of UGI and not to liabilities arising out of third party claims.

Item 7.  Exemption from Registration Claimed.

       Not applicable.

Item 8.  Exhibits.

--------------------------------------------------------------------------------
  Exhibit Number                      Description of Exhibits
  --------------                      -----------------------
--------------------------------------------------------------------------------

                    (Second) Amended and Restated Articles of Incorporation of
       4.1          UGI, incorporated by reference from Exhibit 3(3)(a) to UGI's
                    Amendment No. 1 on Form 8 to Form 8-B dated April 10, 1992
--------------------------------------------------------------------------------
                    Bylaws of UGI, as amended on October 27, 1998, incorporated
       4.2          by reference from Exhibit 3.2 to UGI's Annual Report on Form
                    10-K for the fiscal year ended September 30, 1998
--------------------------------------------------------------------------------
                    Rights Agreement, as amended as of August 18, 2000, between
       4.3          UGI and Mellon Bank, N.A., successor to Mellon Bank (East)
                    N.A., as Rights Agent, and Assumption Agreement dated April
                    7, 1992
--------------------------------------------------------------------------------
        5           Opinion of Morgan, Lewis & Bockius LLP
--------------------------------------------------------------------------------
      23.1          Consent of Arthur Andersen LLP
--------------------------------------------------------------------------------
      23.2          Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                    5)
--------------------------------------------------------------------------------
       24           Power of Attorney (included on signature page hereof)
--------------------------------------------------------------------------------

          The undersigned registrant hereby undertakes that it will submit or has submitted the employee savings plans and any amendment or amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the employee savings plans.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

REGISTRANT:    Pursuant to the requirements of the Securities Act of 1933, the
----------
registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in King of Prussia, Pennsylvania, on October 31, 2000.

                                      REGISTRANT:

                                      UGI CORPORATION, a Pennsylvania
                                      corporation


                                      By: /s/ Lon R. Greenberg
                                          --------------------
                                          Lon R. Greenberg, its Chairman,
                                          President and Chief Executive Officer

     Each person whose signature appears below hereby appoints Lon R. Greenberg, Brendan P. Bovaird and Anthony J. Mendicino, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments (including post-effective amendments) to any such registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                   Capacity in which Signed         Date
---------                   ------------------------         ----


/s/ Lon R. Greenberg        Chairman, President and Chief    October 31, 2000
--------------------
Lon R. Greenberg            Executive Officer (Principal
                            Executive Officer) and Director

/s/ Anthony J. Mendicino    Vice President--Finance          October 31, 2000
------------------------
Anthony J. Mendicino        (Principal Financial Officer
                            and Principal Accounting Officer)

/s/ Stephen D. Ban           Director       October 31, 2000
------------------
Stephen D. Ban


/s/ Thomas F. Donovan        Director       October 31, 2000
---------------------
Thomas F. Donovan


/s/ Richard C. Gozon         Director       October 31, 2000
--------------------
Richard C. Gozon


/s/ Anne Pol                 Director       October 31, 2000
------------
Anne Pol


/s/ Marvin O. Schlanger      Director       October 31, 2000
-----------------------
Marvin O. Schlanger


/s/ James W. Stratton        Director       October 31, 2000
---------------------
James W. Stratton


/s/ David I. J. Wang         Director       October 31, 2000
--------------------
David I. J. Wang

                                   SIGNATURES

EMPLOYEE SAVINGS PLANS:  Pursuant to the requirements of the Securities Act of
----------------------
1933, the persons who administer the employee savings plans have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in King of Prussia, Pennsylvania, on October 31, 2000.

                              EMPLOYEE SAVINGS PLANS:

                              UGI HVAC Enterprises, Inc. Savings Plan


                              By: /s/ Robert W. Krick
                                  -------------------
                                  Robert W. Krick, Treasurer of UGI HVAC
                                  Enterprises, Inc.


                              UGI Utilities, Inc. Savings Plan


                              By: /s/ Robert W. Krick
                                  -------------------
                                  Robert W. Krick, Assistant Treasurer of UGI
                                  Utilities, Inc.


                              AmeriGas Propane, Inc. Savings Plan


                              By: /s/ Carol A. Guinan
                                  -------------------
                                  Carol A. Guinan, Director of Benefits of
                                  AmeriGas Propane, Inc.

                                 EXHIBIT INDEX

----------------------------------------------------------------------------------------
  Exhibit Number                          Description of Exhibits
  --------------                          -----------------------
----------------------------------------------------------------------------------------
                    (Second) Amended and Restated Articles of Incorporation of UGI,
     4.1            incorporated by reference from Exhibit 3(3)(a) to UGI's Amendment
                    No. 1 on Form 8 to Form 8-B dated April 10, 1992
----------------------------------------------------------------------------------------
                    Bylaws of UGI, as amended on October 27, 1998, incorporated by
     4.2            reference from Exhibit 3.2 to UGI's Annual Report on Form
                    10-K for the fiscal year ended September 30, 1998
----------------------------------------------------------------------------------------
                    Rights Agreement, as amended as of August 18, 2000, between UGI and
     4.3            Mellon Bank, N.A., successor to Mellon Bank (East) N.A., as Rights
                    Agent, and Assumption Agreement dated April 7, 1992

----------------------------------------------------------------------------------------
     5              Opinion of Morgan, Lewis & Bockius LLP
----------------------------------------------------------------------------------------
    23.1            Consent of Arthur Andersen LLP
----------------------------------------------------------------------------------------
    23.2            Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)
----------------------------------------------------------------------------------------
     24             Power of Attorney (included on signature page hereof)
----------------------------------------------------------------------------------------